Global Pharm Holdings Group Completes Acquisition of Pacific Asia Pharm Investment Group Co., Ltd.

SHENZHEN, China, August 4, 2011 /PRNewswire-Asia/ – Global Pharm Holdings Group, Inc. (OTCBB:GPHG) ("Global Pharm" or the "Company"), a China-based growing vertically integrated pharmaceutical company engaged in pharmaceutical-related products distribution, and Traditional Chinese Medicine ("TCM") herbs cultivation and processing business through its subsidiaries in Anhui, Jilin and Shandong provinces, today announced that, on August 1, 2011, the Company entered into a Share Purchase Agreement (the “Acquisition Agreement”) with each of eight shareholders (each a “Seller” and collectively the “Sellers”) and completed the acquisition. Pursuant to the Acquisition Agreement, the Sellers agreed to sell and the Company agreed to purchase the aggregate of 50,000 ordinary shares (“Sale Shares”) in Pacific Asia Pharm Investment Group Co., Limited, a company incorporated and existing under the laws of the British Virgin Islands (“Pacific Asia Pharm”), representing the entire issued share capital of Pacific Asia Pharm. The consideration for the Sale Shares is US$42,000,000, to be paid in full by Global Pharm by issuing the Consideration Shares (as defined under the Acquisition Agreement) to the Sellers within 90 days after the Closing Date (as defined under the Acquisition Agreement).  The number of the Consideration Shares to be issued to the Sellers shall be equal to US$42,000,000 divided by the fair market value of Global Pharm’s issued and outstanding common stock as at the Closing Date, as determined by a third-party valuer selected by Global Pharm at its discretion.  With the completion of this acquisition, Pacific Asia Pharm becomes a wholly owned subsidiary of the Company.

On the date of the Acquisition Agreement, Global Pharm and the Sellers also entered into a Share Pledge Agreement pursuant to which the Sellers pledge 10% of the Consideration Shares to Global Pharm to secure the Sellers’ covenants and undertakings in relation to Pacific Asia Pharm’s financial performance for the financial year ending December 31, 2011 as set forth in the Acquisition Agreement.

Pacific Asia Pharm owns 100% equity interest of Hong Kong Rich Fortune Chain Drugstores Assets Management Co., Ltd. (“Rich Fortune”), a Hong Kong company who owns 100% equity interest of Guangzhou Hairui Xiexin Investment Consulting Co., Ltd. (“Hairui Xiexin”). Hairui Xiexin has entered into a number of contractual arrangements with Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd. (“GDGY”) and the shareholders of GDGY, pursuant to which Hairui Xiexin acts as the management company for GDGY, a PRC company mainly engaged in the business of managing and supplying retail drugstores and franchised drugstores in Guangdong province of PRC. With the completion of the acquisition, GDGY is indirectly managed by the Company.

Based on the Wind Information statistics for 2009, the market share of TCM herbal pieces products in Guangdong province accounted for approximately RMB 4 billion, nearly 1/10 of its total market shares in China, with an increasing rate of 20% annually. On June 6, 2001, GDGY was incorporated in Guangzhou City, the capital city of Guangdong province, under the law of the PRC. As of June 2011, it manages and supplies 1,234 chain drugstores in Guangdong province, ranked the largest pharmaceutical franchise in number of opened stores in Guangdong province. GDGY manages and supplies its chain drugstores through the Target Management Contract, pursuant to which the manager of each store independently operates its business and assumes the full responsibility of operating risk. The drugstore manager shall either choose to purchase its goods directly from GDGY, or pay a franchise fee to GDGY at a pre-determined amount.

“Given GDGY’s intensive retail sales channel coverage in Guangdong province, and the retailing management expertise of its employees, Pacific Asia Pharm is an excellent addition to Global Pharm, extending our integrated value chain into pharmaceutical retailing sector,” stated Mr. Yunlu Yin, Chief Executive Officer of Global Pharm. “Combined with our strong goods purchase power and high profit Traditional Chinese Medicine (“TCM”) products portfolio, the acquisition adds further value for our  distribution business segment and offers extensive retail channel for our quality TCM herbs products obtained directly from our TCM business entities in Bozhou City. This acquisition enhances Global Pharm’s competence as well as position in the rapid consolidating Chinese pharmaceutical industry.”

About Pacific Asia Pharm

Pacific Asia Pharm incorporated in the British Virgin Islands on April 8, 2010, controlled 100% equity interest of Rich Fortune, a Hong Kong holding company, was incorporated on January 12, 2009 under the law of Hong Kong, controlled 100% equity interest of Hairui Xiexin.  Hairui Xiexin was incorporated on June 3, 2011 under the law of PRC. Effective on July 11, 2011, Hairui Xiexin entered into series of contractual arrangements with GDGY and the shareholders of GDGY, pursuant to which Hairui Xiexin acts as the management company and operation trustee for GDGY, and GDGY conducts the principal operations of the business. The contractual agreements effectively transferred the preponderance of the economic benefits of GDGY over to Hairui Xiexin, and Hairui Xiexin assumed effective control and management over GDGY.

About GDGY

GDGY, established on June 6, 2001, engages in the business of managing its chain drugstores, and supplying following products to its chain drugstores: TCM products, biochemical medicine, biological products (excluding the vaccinum), chemical medicine, antibiotic (date of expire of the above items: November 10, 2014), medical devices and instruments, prescription medicine and nonprescription medicine, hygienic products, general merchandise and cosmetics. As of June 2011, GDGY manages and supplies up to 1,234 chain drugstores in Guangdong province, owns approximately 5,000 square meters (53,820 square feet) of GSP certified warehouse, and distributes up to 6,000 types of products to its chain drugstores.

About Global Pharm

Global Pharm Holdings Group, Inc., a growing integrated pharmaceutical company, is engaged in pharmaceutical distribution, Traditional Chinese Medicine (TCM) herb plantation, TCM herbal pieces processing business in China. Headquartered in Shenzhen, Global Pharm operates its pharmaceuticals distribution business through six subsidiaries, operates its TCM herbs cultivation business through three subsidiaries, and operates its herbal pieces processing business through one subsidiary, located in Shandong, Anhui, and Jilin provinces. At March 31, 2011, Global Pharm owns GSP-certified, modern logistics distribution centers totally occupying approximately 237,400 square feet, manages over 9,000 inventory products, and leases approximately 1,800 acres of herbal cultivation land. The Company focuses on building regional distribution channels, as well as local capillary sales network with high-margin products portfolio. Currently, its sales network covers Shandong, Jilin and Anhui provinces, as well as other developed provinces in China. Global Pharm intends to establish an integrated value chain in pharmaceutical industry through strategic acquisitions within TCM production, pharmaceutical distribution and retail sectors. Global Pharm anticipates it will achieve a solid distribution capacity and develop into a major rapid-growing and profitable pharmaceutical company. For further information, please visit the Company's corporate website at http://www.globalpharmholdings.com.

Forward-looking Statements

Certain statements set forth in this press release contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors as they relate to our industry, our operations and results of operations, plans for future facilities, capital-expenditure plans and any businesses that we may acquire. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results.

For Additional Information Contact

Global Pharm Holdings Group, Inc.
Ms. Susan Liu
Phone: +86-755-3693-9373 (Shenzhen, China)
Email: susanliu@globalpharmholdings.com